IAS Reports First Quarter 2023 Financial Results

Total revenue increased 19% to $106.1 million

Net income increased to $3.1 million, or $0.02 per share, at a 3% margin; adjusted EBITDA increased to $34.1 million at a 32% margin

Increases full year financial outlook based on strong first quarter results and positive business trends
NEW YORK – May 4, 2023 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the first quarter ended March 31, 2023.

"We exceeded our first quarter outlook with increased demand across our product portfolio and benefited from several recent new customer wins," said Lisa Utzschneider, CEO of IAS. "Marketers trust IAS to measure and optimize their digital advertising spend while protecting brand safety. We are advancing our technology and platform partnerships to ensure our customers leverage actionable data in fast-growing channels."
First Quarter 2023 Financial Highlights
•Total revenue was $106.1 million, a 19% increase compared to $89.2 million in the prior-year period.

•Programmatic revenue was $51.0 million, a 26% increase compared to $40.6 million in the prior-year period.

•Advertiser direct revenue was $40.7 million, an 18% increase compared to $34.6 million in the prior-year period.

•Supply side revenue was $14.4 million, a 2% increase compared to $14.1 million in the prior-year period.

•International revenue, excluding the Americas, was $31.9 million, an 11% increase compared to $28.7 million in the prior-year period, or 30% of total revenue for the first quarter of 2023.

•Gross profit was $84.4 million, a 16% increase compared to $72.7 million in the prior-year period. Gross profit margin was 80% for the first quarter of 2023.

•Net income increased to $3.1 million, or $0.02 per share, compared to net income of $1.2 million, or $0.01 per share, in the prior-year-period. Net income margin was 3% for the first quarter of 2023.

•Adjusted EBITDA* increased to $34.1 million compared to $24.8 million in the prior-year period. Adjusted EBITDA* margin was 32% for the first quarter of 2023.

•Cash and cash equivalents were $94.4 million at March 31, 2023.

Recent Business Highlights

•YouTube Measurement Enhancement - IAS's brand safety and suitability reporting on YouTube will now be aligned to the Global Alliance for Responsible Media (GARM) framework. As a result, IAS will offer more granular reporting for campaigns on YouTube.

•Netflix Ad-Supported Plan - IAS launched viewability and invalid traffic verification for Netflix’s ad-supported plan. IAS’s verification on Netflix is now available in 12 markets globally and across all platforms.
•Amazon Publisher Services Integration - IAS is the first verification vendor whose suite of publisher optimization solutions are now available via Amazon Publisher Services’ (APS) Connections Marketplace. By leveraging their existing APS connection, publishers can easily discover and onboard new tech solutions with a streamlined and more efficient adoption and integration process.
•Samsung Partnership - IAS's Publica business has renewed its exclusive partnership with Samsung to be their primary CTV ad server, helping them to power their ad break decisioning across Samsung TV Plus globally.
•Lumen Research - IAS announced a strategic partnership with U.K.-based Lumen Research, a global attention technology company specializing in cutting edge eye tracking solutions. By combining IAS’s attention capabilities and actionable data with Lumen’s eye-tracking expertise, IAS's customers will have an even more powerful way to track which impressions have captured attention and are likely to drive a business result.

Financial Outlook

"In addition to strong top-line performance, we grew net income and adjusted EBITDA in the first quarter," said Tania Secor, CFO of IAS. "Our strong balance sheet and healthy cash flows allow us to invest in the growth of the business. We are raising our 2023 outlook to reflect our first quarter results and positive business momentum highlighted by new customer wins and expanded market opportunities."

IAS is introducing the following financial outlook for the second quarter of 2023 and increasing its full year 2023 outlook for revenue and adjusted EBITDA:

Quarter Ending June 30, 2023:
•Total revenue in the range of $111 million to $113 million
•Adjusted EBITDA* in the range of $35 million to $37 million

Year Ending December 31, 2023:
•Total revenue in the range of $457 million to $465 million
•Adjusted EBITDA* in the range of $147 million to $153 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the second quarter of 2023 in the range of $15.5 million to $17.5 million and for the full year 2023 in the range of $61.0 million to $64.0 million. A reconciliation is not available without unreasonable effort.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$94,427	$86,877
Restricted cash	308	45
Accounts receivable, net	62,739	67,884
Unbilled receivables	40,376	41,550
Prepaid expenses and other current assets	21,368	24,761
Due from related party	20	29
Total current assets	219,238	221,146
Property and equipment, net	3,871	2,412
Internal use software, net	27,543	23,642
Intangible assets, net	207,968	217,558
Goodwill	674,754	674,094
Operating lease right-of-use assets	21,246	22,787
Deferred tax asset, net	1,718	2,020
Other long-term assets	5,083	5,024
Total assets	$1,161,421	$1,168,683
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$47,518	$60,799
Due to related party	179	122
Deferred revenue	622	99
Operating lease liabilities, current	6,387	6,749
Total current liabilities	54,706	67,769
Net deferred tax liability	42,740	45,495
Long-term debt	213,378	223,262
Operating lease liabilities, non-current	21,720	22,875
Other long-term liabilities	1,113	1,066
Total liabilities	333,657	360,467
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at March 31, 2023; 0 shares issued and outstanding at March 31, 2023 and December 31, 2022.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 154,811,980 and 153,990,128 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	154	154
Additional paid-in-capital	824,498	810,186
Accumulated other comprehensive loss	(1,750)	(2,899)
Retained earnings	4,862	775
Total stockholders’ equity	827,764	808,216
Total liabilities and stockholders’ equity	$1,161,421	$1,168,683

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2023	2022
Revenue	$106,092	$89,242
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	21,682	16,561
Sales and marketing	26,260	23,080
Technology and development	15,529	16,988
General and administrative	20,723	16,794
Depreciation and amortization	12,825	12,458
Foreign exchange gain, net (1)	(516)	(49)
Total operating expenses	96,503	85,832
Operating income	9,589	3,410
Interest expense, net	(3,417)	(1,426)
Net income before income taxes	6,172	1,984
Provision for income taxes	(3,026)	(825)
Net income	$3,146	$1,159
Net income per share – basic and diluted:	$0.02	$0.01
Weighted average shares outstanding:
Basic	154,315,219	154,477,403
Diluted	157,884,615	157,159,026
Other comprehensive income:
Foreign currency translation adjustments	1,149	(974)
Total comprehensive income	$4,295	$185

(1) Prior period amounts have been reclassified to conform to current period presentation.

Detail of Stock-Based Compensation

(IN THOUSANDS)	Three Months Ended March 31,
	2023	2022
Cost of revenue	$84	$56
Sales and marketing	3,887	2,531
Technology and development	3,170	1,536
General and administrative	4,165	4,016
Total stock-based compensation	$11,306	$8,139

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended March 31, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARE DATA)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balance, December 31, 2022	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs vested	371,740	—	—	—	—	—
Option exercises	338,949	—	2,115	—	—	2,115
ESPP purchase	111,163	—	882	—	—	882
Stock-based compensation	—	—	11,315	—	—	11,315
Foreign currency translation adjustment	—	—	—	1,149	—	1,149
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net income	—	—	—	—	3,146	3,146
Balance, March 31, 2023	154,811,980	$154	$824,498	$(1,750)	$4,862	$827,764

Three Months Ended March 31, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARE DATA)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total stockholders’ equity
Balance, December 31, 2021	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	12,094	—	—	—	—	—
Option exercises	605,682	1	2,531	—	—	2,532
Stock-based compensation	—	—	8,134	—	—	8,134
Foreign currency translation adjustment	—	—	—	(974)	—	(974)
Net income	—	—	—	—	1,159	1,159
Balance, March 31, 2022	155,016,271	$155	$792,616	$(1,289)	$(13,441)	$778,041

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income	$3,146	$1,159
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	12,825	12,458
Stock-based compensation	11,306	8,139
Foreign currency gain, net	(678)	—
Deferred tax benefit	(2,767)	(719)
Amortization of debt issuance costs	116	116
Allowance for credit losses	514	314
Impairment of assets	—	49
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,642	(1,673)
Decrease in unbilled receivables	1,292	649
Decrease (increase) in prepaid expenses and other current assets	3,063	(2,612)
Decrease (increase) in operating leases, net	20	(195)
Increase in other long-term assets	(19)	(185)
Decrease in accounts payable and accrued expenses	(13,073)	(6,520)
Increase in deferred revenue	522	173
Increase in due to/from related party	47	34
Net cash provided by operating activities	22,956	11,187
Cash flows from investing activities:
Purchase of property and equipment	(1,282)	(328)
Acquisition and development of internal use software and other	(7,060)	(2,677)
Net cash used in investing activities	(8,342)	(3,005)
Cash flows from financing activities:
Proceeds from the Revolver	75,000	—
Repayment of long-term debt	(85,000)	—
Repayment of short-term debt	—	(1,934)
Exercise of stock options	2,115	2,532
Cash received from Employee Stock Purchase Program	787	—
Net cash (used in) provided by financing activities	(7,098)	598
Net increase in cash, cash equivalents and restricted cash	7,516	8,780
Effect of exchange rate changes on cash, cash equivalents and restricted cash	305	278
Cash, cash equivalents and restricted cash at beginning of period	89,671	76,078
Cash, cash equivalents, and restricted cash, at end of period	$97,492	$85,137
Supplemental Disclosures:
Cash paid during the period for:
Interest	$3,004	$1,298
Taxes	$935	$977
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$433	$16
Internal use software acquired included in accounts payable	$1,309	$1,128
Lease liabilities arising from right of use assets	$28,107	$27,650

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, foreign exchange gain, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical Adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

(IN THOUSANDS)	Three Months Ended March 31,
	2023	2022
Net income	$3,146	$1,159
Depreciation and amortization	12,825	12,458
Stock-based compensation	11,306	8,139
Interest expense, net	3,417	1,426
Provision for income taxes	3,026	825
Acquisition, restructuring and integration costs	811	749
Foreign exchange gain, net(1)	(516)	—
Asset impairments and other costs	38	49
Adjusted EBITDA	$34,053	$24,805
Revenue	$106,092	$89,242
Net income margin	3%	1%
Adjusted EBITDA margin	32%	28%

(1) The adjustment for foreign exchange gain, net, was effective for the three months ended June 30, 2022 and periods thereafter. Adjusted EBITDA has not been recast for this adjustment for periods prior to June 30, 2022, because such adjustments would have been immaterial in such periods.

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its first quarter 2023 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009 and headquartered in New York, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.
Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors including inflation, rising interest rates, potential recession, instability in geopolitical or market conditions generally and instability in the financial markets and banking industry; (ii) our dependence on the overall demand for advertising; (iii) a failure to innovate or make the right investment decisions; (iv) our failure to maintain or achieve industry accreditation standards; (v) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vi) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (vii) our international expansion; (viii) our ability to expand into new channels; (ix) our ability to sustain our profitability and revenue growth rate decline; (x) risks that our customers do not pay or choose to dispute their invoices; (xi) risks of material changes to revenue share agreements with certain DSPs; (xii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiii) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xiv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com